                      THIS WARRANT HAS NOT BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
                             AND IS NOT TRANSFERABLE
                            EXCEPT AS PROVIDED HEREIN

                                 3Dshopping.com

                                PURCHASE WARRANT

                                   Issued to:

                          Generation Capital Associates

                             Exercisable to Purchase

                                  100,000 Units


                                       of


                                 3Dshopping.com

This is to certify that, for value received and subject to the terms and conditions set forth below, the Warrantholder (hereinafter defined) is entitled to purchase, and the Company promises and agrees to sell and issue to the Warrantholder, at any time during the Term(hereinafter defined), the number of Units (hereinafter defined) of the Company at the Exercise Price provided below.

     This Warrant Certificate is issued subject to the following terms and conditions:

     1. Definitions of Certain Terms. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

"Act" means the Securities Act of 1933, as amended.

"Cashless Exercise" means an exercise of the Warrant in which, in lieu of payment of the Exercise Price, the Holder elects to receive a lesser number of Securities such that the value of the Securities that such Holder would otherwise have been entitled to receive but has agreed not to receive, as determined by the average high closing bid price for such Securities on the 20 trading days immediately preceding the date of exercise, is equal to the Exercise Price with respect to such exercise. A Holder may only elect a Cashless Exercise if the Securities issuable by the Company on such exercise are publicly traded securities.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock of the Company.

"Company" means 3Dshopping.com, a California corporation.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Price" means the price at which the Warrantholder may purchase one Unit upon exercise of this Warrant and shall be equal to 90% of the initial public offering price of the Units in the Public Offering, subject to adjustment as provided herein.

"Public Offering" means a registered public offering of equity securities of the Company following which the Company will be obligated to file reports under
Section 12 of the Exchange Act.

"Rules and Regulations" means the rules and regulations of the Commission adopted under the Act.


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

"Securities" means the securities obtained or obtainable upon exercise of the Warrant or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.

"Term" means a period of three years commencing on the later to occur of the first anniversary of the effective date of a Public Offering that is effective prior to October 31, 1999 and March 31, 2000.

"Units" means units consisting of one share of Common Stock and one Common Stock purchase warrant. The units will be identical to the units offered to the public in the Public Offering. If securities other than Units are sold in the Public Offering, "Units" shall be redefined to mean such securities in such numbers as shall, as nearly as may be, constitute an equivalent value to the Warrantholder.

"Warrantholder" means the record holder of the Warrant or Securities

"Warrant" means the warrant evidenced by this certificate.

     2. Exercise of Warrants. All or any part of the Warrant may be exercised at any time during the Term by surrendering this Warrant Certificate, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, and, unless a Cashless Exercise is elected, paying the applicable Exercise Price at the office of the Company, 517 Boccaccio Avenue, Venice, California 90291, or at such other office or agency as the Company may designate. The date on which such instructions are received by the Company shall be the date of exercise. If the Holder has elected a Cashless Exercise, such instructions shall so state. Upon receipt of notice of exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Securities to be received by the Warrantholder upon completion of the Warrant exercise. When such certificates are prepared, the Company shall notify the Warrantholder and deliver such certificates to the Warrantholder or as per the Warrantholder's instructions immediately upon payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price (if any) payable with respect to the Securities being purchased, if any. Certificates representing the Securities received upon exercise of the Warrant shall bear such legends as may be required by the Act, the Rules and Regulations and any comparable provisions of State law.

     If fewer than all the Securities purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised. The


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

Securities to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Securities, as of the date of the payment of the Exercise Price or notice of Cashless Exercise.

     3. Adjustments in Certain Events. The number, class, and price of the securities for which the Warrant is exercisable are subject to adjustment from time to time upon the happening of certain events as follows:

     (a) In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately prior to such event, it had held the number of shares of Common Stock obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

     (b) When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

     (c) No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock and/or other securities in the over-the-counter market or the closing price on a national securities exchange on the day immediately prior to exercise.


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

     (d) Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale of the Common Stock or other Securities purchasable upon exercise of the Warrant.

     4. Reservation of Securities. The Company agrees that the number of shares of Common Stock or other Securities reasonably sufficient to provide for the exercise of the Warrant upon the basis set forth above will at all times during the term of the Warrant be reserved for exercise.

     5. Validity of Securities. All Securities delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

     6. Restrictions on Transfer. This Warrant Certificate and the Warrant may not be sold, transferred, assigned or hypothecated except as specifically provided in this Section 6. This Warrant Certificate and the Warrant are transferable:

     (a) in whole, but not in part, to an entity that controls, is controlled by or is under common control with the transferor;

     (b)  in a prorata distribution to the owners of the transferor;

     (c)  by will or pursuant to the laws of descent and distribution; or

     (d) in connection with a bona fida pledge or hypothecation of the Warrant as security for indebtedness of the Warrantholder, or any foreclosure pursuant to the terms of such pledge or hypothecation.

     7. Redemption of the Warrant. The Company may redeem all or any part of the Warrant upon 15 days prior notice to the holders at any time on or after July 1, 1999for the redemption amounts indicated below.


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

Date of Redemption Notice                   Redemption Price Per Warrant
-------------------------                   ----------------------------
July 1, 1999 - September 30, 1999           $4.00
October 1, 1999 - December 31, 1999         $4.25
January 1, 2000 - March 31, 2000            $4.50
April 1, 2000 - June 30, 2000               $4.75
On or after July 1, 2000                    $5.00

     8. No Rights as a Shareholder. Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

     9. Obligation to Register under the Exchange Act. If a Public Offering is not consummated on or before June 30, 1999 and if, at that time or at any time thereafter, the Company is not actively pursuing an underwritten Public Offering that the Company reasonably expects to be completed within 60 days, the Company will, not later than August 31, 1999, file with the SEC a registration statement under Section 12 of the Exchange Act which will become effective by operation of law on or before October 31, 1999 and will use its best efforts to clear all comments of the SEC staff with regard to such registration statement on or before November 30, 1999.

     10. Limitation on Exercise. Notwithstanding anything to the contrary herein, the Warrantholder shall not be permitted to exercise the Warrant to the extent that such exercise would cause the Warrantholder to be the beneficial owner of more than 5% of the then outstanding Common Stock immediately following such exercise. This limitation shall not be deemed to prevent the Warrantholder from acquiring more than an aggregate of 5% of the Common Stock, so long as the Warrantholder does not beneficially own more than 5% of Common Stock immediately following such exercise.

     11. Notice. Any notice permitted or required hereby shall be deemed validly given if (i) sent by registered mail, return receipt requested, or by a recognized package delivery company that maintains a record of deliveries, or
(ii) received at the address of the person to whom such notice is directed by any physical or electronic means. Any notice to the Company shall be addressed to the Company at

         517 Boccaccio Avenue
         Venice, CA 90291
         Telephone (310) 301-6733

or at any fax or email address maintained by the Company for general corporate purposes.


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

Any notice to the Warrantholder shall be addressed to the Warrantholder at

         Suite 4990
         20 Exchange Place, 49th Floor
         New York, NY 10005
         Tel: (212) 514-7650
         Fax: (212)  514-7679

with a copy to:

         David A. Rapaport
         333 Sandy Springs Circle, Suite 230
         Atlanta, GA 30328
         Tel: (404) 257-9150
         Fax (404) 257-9125


or at any fax or email address maintained by Warrantholder for general corporate purposes.

     Either party may change addresses at which it wishes to receive notice by valid notice to the other setting forth the new address.


     12. Applicable Law. This Warrant Certificate shall be governed by and interpreted under the laws of the State of New York, excluding provisions thereof relating to conflict of laws.

     Dated as of March 18, 1999


3Dshopping.com



By: LAWRENCE WEISDORN
    ------------------------------
Title: CEO & President
       ---------------------------


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